UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2013

First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-140879	20-8420347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Liberty Boulevard, Suite 104 Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 280-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2013, First Priority Financial Corp. (“First Priority”) completed its merger transaction with Affinity Bancorp, Inc. (“Affinity”) pursuant to an Agreement and Plan of Merger, dated May 23, 2012 (the “Merger Agreement”), between Affinity and First Priority under which Affinity merged with and into First Priority (the “Merger”). A copy of the press release announcing completion of the Merger is attached hereto as Exhibit 99.1.

Pursuant to the Merger Agreement, each share of Affinity common stock was cancelled and converted into the right to receive 0.9813 shares of First Priority common stock, with any fractional share entitled to payment in cash.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Annex A to First Priority’s Joint Proxy Statement/Prospectus dated January 28, 2013 (the “Joint Proxy Statement”) for its special meeting of shareholders held on February 26, 2013 (the “Special Meeting”), included in Amendment No. 6 to the Registration Statement on Form S-4 filed by First Priority with the SEC on January 25, 2013, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As provided in the Merger Agreement, on February 28, 2013, First Priority completed the sale of 1,268,578 shares of its common stock for an aggregate purchase price of $6,622,120. First Priority paid placement agent fees and expenses totaling $60,000 in connection with the offer and sale of such shares.

The private placement was made under the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of the Securities and Exchange Commission (the “SEC”). The offering was limited to “accredited investors” as defined in Rule 501 under Regulation D of the SEC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provided that after the completion of the Merger, the size of the First Priority Board of Directors would be fixed at 12 directors, consisting of David E. Sparks, the Chairman and Chief Executive Officer of First Priority, Steven A. Ehrlich, the Chairman and Chief Executive Officer of Affinity, six directors of First Priority, and four directors of Affinity each of whom is independent as provided in the NASDAQ listing rules. As a result the following actions were taken:

•	Appointment to the Board of Directors

On February 28, 2013, Steven A. Ehrlich, Irvin Cohen, Jerome I. Marcus, Barry L. Myers and Frank Sabatucci, each a Director of Affinity prior to the Merger, were appointed to the Board of Directors of First Priority, effective immediately following consummation of the Merger. In addition, the following current Directors of First Priority were chosen by the Board of Directors of First Priority to continue as Directors of First Priority after the Merger: Mel A Shaftel; Vincent P. Small, Jr.; William L. Wetty; Karen G. Tarte, David E. Sparks; Alan P. Novak; and S. James Worthington, Jr.

The Board of Directors of First Priority has not at this time appointed Messrs. Ehrlich, Cohen, Marcus, Myers, or Sabatucci to any committees of the Board.

In connection with their appointments as directors, each of Messrs. Cohen, Marcus, Myers and Sabatucci will be entitled to the compensation paid to non-employee directors. A description of such compensation can be found in the Joint Proxy Statement included in Amendment No. 6 to the Registration Statement on Form S-4 filed by First Priority with the SEC on January 25, 2013, and is incorporated herein by reference.

•	Resignation of Directors

Upon consummation of the Merger and in accordance with the terms of the Merger Agreement, on February 28, 2013, Howard R. Berlin, John K. Desmond, Mary Ann Messmer, Patrick M. Smith, Lawrence E. Donato, Christopher E. Spinieo, Michael G. Wade, and Robert J. Fairbaugh submitted their resignations as Directors of First Priority as part of the restructuring of First Priority’s Board of Directors. None of such directors had any disagreements with First Priority relating to its operations, policies or practices.

•	Appointment of Executive Officer

Upon consummation of the Merger and in accordance with the terms of the Merger Agreement, on February 28, 2013, Steven A. Ehrlich was appointed as President of First Priority and President and Chief Executive Officer of First Priority Bank and David E. Sparks will continue as Chairman and Chief Executive Officer of First Priority and Chairman of First Priority Bank. A summary of Mr. Ehrlich’s employment agreement is described below.

•	Compensatory Arrangements of Certain Officers

In addition, in connection with the execution of the Merger Agreement, and as a condition to consummation of the Merger, Steven A. Ehrlich entered into an employment agreement with First Priority, which became effective upon consummation of the Merger. The employment agreement provides that Mr. Ehrlich will serve as the President of First Priority as well as the President and Chief Executive Officer of First Priority Bank. The agreement has a term of three years that is automatically renewed on each anniversary date of the agreement for an additional year unless either party gives notice to the other of non-renewal at least 60 days prior to such anniversary date. Mr. Ehrlich’s annual salary as of February 28, 2013 was $225,000, and under the agreement he is entitled to benefits commensurate with those of other First Priority executive officers, including health insurance, five weeks of vacation, use of a company vehicle, supplemental life insurance and disability coverage, among other things. Under the agreement, Mr. Ehrlich’s employment can be terminated for “cause” on 15 days’ notice, meaning conviction or plea of no contest to certain types of crimes, failure to follow instructions, order of a government agency to terminate his duties, act of fraud, embezzlement or theft or violation of the confidentiality or non-compete provisions of the agreement.

If First Priority were to terminate Mr. Ehrlich without cause, or if Mr. Ehrlich were to terminate his employment for “good reason” (meaning a reduction in his title, authority or base salary, reassignment more than 25 miles away from his current office, reduction of his benefits other than a reduction applicable to employees generally, removal from office other than for cause or disability, a material breach of the agreement by First Priority which remains uncured after 30 days’ notice, or termination by Mr. Ehrlich of his employment for any reason during the one year period following a change of control), he will be entitled to receive post termination benefits as follows: an amount equal to three times the sum of (i) the highest salary paid to him in the year of termination or prior two calendar years and (ii) the highest bonus paid to him in one of the three calendar years prior to termination, to be paid in 12 equal monthly installments or, in the event of a change of control, in a lump sum. In addition, in lieu of benefits, he will also be entitled to receive a lump sum payment of 30% of his base salary within 30 days of termination of employment. In the event that the benefits payable upon termination would result in any excise tax under Internal Revenue Code Section 4999, the payments to Mr. Ehrlich will be increased so that, after payment of the additional taxes resulting therefrom, Mr. Ehrlich receives the intended benefits under the Agreement, provided, however, the obligation to pay an additional payment will only arise if the compensation and benefits giving rise to the excise tax exceed the amount at which the excise tax is triggered by more than five percent. If the excise tax is triggered, but the amount is not greater than the five percent threshold, then the compensation and benefits otherwise owed to Mr. Ehrlich shall be reduced to a level below which the excise tax is triggered. The agreement defines a change in control to include the acquisition by any person (other than First Priority or an affiliate) of more than 20% of First Priority or First Priority Bank’s voting securities, the sale of all or substantially all of the assets of First Priority or First Priority Bank to a non-affiliate, a reorganization, merger, consolidation or similar transaction involving First Priority or First Priority Bank unless shareholders of First Priority or First Priority Bank immediately prior to the transaction will initially own securities representing a majority of the voting power of the surviving corporation and directors of First Priority or First Priority Bank prior to the transaction will initially represent a majority of the directors of the surviving corporation or any other event which a majority of the directors of First Priority or First Priority Bank designate as a change in control.

In the event the term of Mr. Ehrlich’s agreement expires because one party has given notice of nonrenewal, and Mr. Ehrlich’s employment is terminated, other than for cause, before he reaches the age of 65, First Priority will pay Mr. Ehrlich a lump sum equal to 1.5 times the sum of (i) the highest salary paid to him in the year of termination or prior two calendar years and (ii) the highest bonus paid to him in one of the three calendar years prior to termination.

The foregoing summary of Mr. Ehrlich’s employment agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, which was filed as Exhibit 10.2 to Amendment No. 6 to the Registration Statement on Form S-4 filed by First Priority with the SEC on January 25, 2013, and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 26, 2013, First Priority held the Special Meeting for which the Board of Directors solicited proxies to vote upon and approve the proposed Merger.

The proposal voted on by the shareholders of First Priority at the Special Meeting and the voting results were as follows:

Proposal No. 1. First Priority’s shareholders approved and adopted the Merger Agreement.

Votes For	Votes Against	Abstentions	Broker Nonvotes
2,351,377	703	2,500	0

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The unaudited pro forma combined consolidated financial information required by Item 9.01(b) of Form 8-K was included as pages 21-28 of the Joint Proxy Statement included in Amendment No. 6 to First Priority’s Registration Statement on Form S-4, filed with the SEC on January 25, 2013, and is incorporated herein by reference.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated May 23, 2012, by and between First Priority Financial Corp. and Affinity Bancorp, Inc. (incorporated by reference to Annex A to First Priority’s Joint Proxy Statement/Prospectus dated January 28, 2013 included in Amendment No. 6 to the Registration Statement on Form S-4 filed by First Priority with the SEC on January 25, 2013)

10.1	Employment Agreement between Steven A. Ehrlich and Affinity Bancorp, Inc. (incorporated by reference to Exhibit 10.2 to Amendment No. 6 to the Registration Statement on Form S-4 filed by First Priority with the SEC on January 25, 2013)

99.1	Press Release, dated March 1, 2013, of First Priority Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY FINANCIAL CORP.

Dated: March 4, 2013	By:	/s/ Mark J. Myers
Mark J. Myers Chief Accounting Officer

EXHIBIT INDEX

Exhibits

2.1	Agreement and Plan of Merger, dated May 23, 2012, by and between First Priority Financial Corp. and Affinity Bancorp, Inc. (incorporated by reference to Annex A to First Priority’s Joint Proxy Statement/Prospectus dated January 28, 2013 included in Amendment No. 6 to the Registration Statement on Form S-4 filed by First Priority with the SEC on January 25, 2013)

10.1	Employment Agreement between Steven A. Ehrlich and Affinity Bancorp, Inc. (incorporated by reference to Exhibit 10.2 to Amendment No. 6 to the Registration Statement on Form S-4 filed by First Priority with the SEC on January 25, 2013)

99.1	Press Release, dated March 1, 2013, of First Priority Financial Corp.

7